SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): December 11, 1998



                         Eagle Pacific Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-18050                                       41-1642846
(Commission File Number)                (I.R.S. Employer Identification Number)


                            2430 Metropolitan Centre
                            333 South Seventh Street
                          Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 371-9650
              (Registrant's Telephone Number, Including Area Code)

                           --------------------------

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

A. Eagle Pacific Industries, Inc. Executes an Agreement to acquire the Polyvinyl Chloride Pipe Business of The Lamson & Sessions Co.

         On December 11, 1998, Eagle Pacific Industries, Inc. (the "Company") executed an agreement to acquire substantially all of the polyvinyl chloride ("PVC") pipe business assets and certain liabilities (the "PVC Pipe Business") of The Lamson & Sessions Co. of Cleveland, Ohio ("Lamson"). The Company will pay $45.0 million in cash, issue $6.0 million of its notes and issue 785,000 shares of its common stock to Lamson in consideration for the PVC Pipe Business.

         The Lamson PVC Pipe Business has three distinct product lines: electrical conduit, communications duct and large diameter waste water pipe. Collectively, the products of the PVC Pipe Business collectively contributed approximately $130 million in sales to Lamson in 1997. Pro forma net sales for the PVC Pipe Business for the nine months ended September 30, 1998 was approximately $98.0 million. All of the products of the PVC Pipe Business are national in scope. The Company will acquire four production facilities located in Pennsylvania, Florida, Oklahoma and California.

         Closing of the purchase is conditioned upon, amongst other things, the Company receiving antitrust clearance and the approval by the Company's shareholders of its proposed merger with Eagle Pacific Holdings, Inc., a wholly owned subsidiary of CONDEA Vista Company that operates a PVC resin manufacturing facility. The purchase will be consummated immediately before the Company's merger with Eagle Pacific Holdings, Inc. which is expected to by the end of the first quarter of 1999.

         In connection with the Company's purchase of the PVC Pipe Business, the Company will enter into a manufacturing agreement with Lamson to serve as Lamson's exclusive supplier of certain products retained by Lamson, including flexible electrical, fittings and enclosures.

B. Eagle Pacific Industries, Inc. Executes Merger Agreement to acquire CONDEA Vista Company's Oklahoma City PVC Resin Manufacturing Facility.

         The Company entered into a merger agreement with CONDEA Vista Company ("CONDEA Vista"), a wholly owned company of RWE-DEA AG of Hamburg, Germany, whereby CONDEA Vista's Oklahoma City PVC Resin Manufacturing Facility ("Oklahoma Resin Business") will be merged into the Company. The merger will be consummated immediately after the Company completes its purchase of the PVC Pipe Business of the Lamson & Sessions Co. As a result of the merger, the Company will operate the combined businesses of the Company, Lamson's PVC Pipe Business and the Oklahoma Resin Business as a wholly owned subsidiary of Eagle Pacific Holdings, Inc. ("Eagle Holdings"). Eagle Holdings is currently a wholly owned subsidiary of CONDEA Vista. The Company's shareholders will become shareholders of Eagle Holdings. Shares of Company common stock will exchanged one for one for shares of Eagle Holdings common stock and shares of Company preferred stock will be exchanged one for one for shares of Eagle Holdings preferred stock. It is anticipated that Eagle Holdings' common stock will be traded on the Nasdaq National Market System.

         Several of the Company's board of directors and shareholders, William
H. Spell, Harry W. Spell, Richard W. Perkins and Bruce A. Richard (collectively the "Spell Group") will control the affairs of Eagle Holdings following the merger. The Company anticipates that CONDEA Vista will own more than 50% of the outstanding shares of Eagle Holdings common stock but less than 50% of the outstanding shares on a fully diluted basis immediately following the merger. The Merger Agreement provides that the four members of the Spell Group will serve as directors on Eagle Holdings' five member board of directors and William Spell will serve as Chief Executive Officer of Eagle Holdings.

         In addition, in connection with the merger, Eagle Holdings will enter into a Stockholders' Agreement with the Spell Group and CONDEA Vista which limits CONDEA Vista's ability to control the affairs Eagle Holdings for a period of five years. The Stockholders' Agreement provides that with respect to elections of Eagle Holdings' board of directors, CONDEA Vista will vote all of its Eagle Holdings shares in favor of the four individuals designated by the Spell Group, and each member of the Spell group will vote all of his respective shares in favor of the individual designated by CONDEA Vista. The Stockholders' Agreement also provides that such CONDEA Vista designee will be a member of each committee of the board of directors. Further, with respect to any matter submitted to the stockholders of Eagle Holdings other than the election of directors, CONDEA Vista must vote its Eagle Holdings shares either as recommended by Eagle Holdings' board of directors or in the same proportion as the votes cast in favor of and against such matter (abstentions not counted) by Eagle Holdings' stockholders. The Stockholders' Agreement also gives CONDEA Vista the right to appoint one person to be a non-participating observer at Eagle Holdings board meetings.

         The Stockholders' Agreement further provides that if Eagle Holdings' board of directors approves a proposed sale or transfer of control of Eagle Holdings to another entity (the "Proposed Sale"), Eagle Holdings will give CONDEA Vista notice of the proposed sale and will promptly enter into good faith negotiations with CONDEA Vista for CONDEA Vista to be the purchaser in such proposed sale. If Eagle Holdings and CONDEA Vista have not reached agreement in principal on the terms of such acquisition within thirty days or final agreement within forty-five days, then Eagle Holdings may enter in to a proposed sale with another party.

         The Stockholders' Agreement terminates on the fifth anniversary of the effective date of the merger unless earlier terminated by mutual consent of the parties. However, the Spell Group can elect to terminate the Stockholders' Agreement immediately if CONDEA Vista transfers any of its Eagle Holdings shares to ten or more persons (not including subsidiary or parent entities of CONDEA Vista).

         Finally, the Stockholders' Agreement provides that the number of shares of Eagle Holdings common stock held by CONDEA Vista shall be decreased if any warrants or options to purchase Eagle Holdings' common stock outstanding on the effective date of the merger are terminated, extinguished or expire prior to exercise. CONDEA Vista will return to Eagle Holdings 0.82 shares of Eagle

Holdings common stock for each share of Eagle Holdings common stock covered by such warrants or options. Such mandatory contribution obligation survives the termination of the Stockholders' Agreement unless the Stockholders Agreement is terminated at the election of the Spell Group as described above in which case upon termination of the Stockholders Agreement CONDEA Vista shall return to Eagle Holdings 0.82 shares of Eagle Common Stock for each share of Eagle Holdings Common Stock covered by then outstanding warrants or options to purchase Eagle Holdings' Common Stock that were outstanding on the effective date of the merger.

         Upon consummation of the merger, CONDEA Vista and the Company, which becomes a wholly owned subsidiary of Eagle Holdings pursuant to the merger, will enter into a VCM Supply Agreement. The VCM Supply Agreement provides that the Company shall purchase at a formula price 100% of its vinyl chloride monomer requirements, estimated to be from 320 to 450 million pounds per year, from CONDEA Vista. The VCM Supply Agreement terminates five years from its effective date but may be extended for an additional five years by either CONDEA Vista or the Company, provided that the Company may only elect to extend the agreement if both at the time of such election and at the end of the initial five year term, one or more of Harry W. Spell, William H. Spell, Bruce A. Richard or Richard W. Perkins is on Eagle Holdings board of directors.

         Consummation of the merger is conditioned upon, amongst other things:
(i) the approval of the merger by the Company's shareholders; (ii) the Eagle Holdings Registration Statement being declared effective by the Securities Exchange Commission; (iii) the Company's purchase of the Lamson PVC Pipe Business; (iv) the listing of Eagle Holdings' Common Stock on Nasdaq or the New York Stock Exchange; and (v) antitrust clearance.

Item 7.  Financial Statements and Exhibits

(a) Financial statements of business acquired

         None

(b) Pro forma financial information

         None

(c) Exhibits

20.1  Press Release dated December 14, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Eagle Pacific Industries, Inc.



Date:  December 15, 1998                    By /s/   William H. Spell
                                            ------------------------------------
                                            Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K

                         Eagle Pacific Industries, Inc.



20.1              Press Release dated December 14, 1998.